EXHIBIT 5.1

[LETTERHEAD]

        June 7, 2002

Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, MN 55121

Ladies and Gentlemen:

        We have acted as counsel to Northwest Airlines Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company under the Northwest Airlines Corporation 2001 Stock Incentive Plan (the "Plan") of 5,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

        We have examined the Registration Statement (including the exhibits thereto). We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Registration Statement and the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ SIMPSON THACHER & BARTLETT
SIMPSON THACHER & BARTLETT